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                                                                  Exhibit (d)(2)



                      ADDENDUM NO. 1 TO ADVISORY AGREEMENT
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          This Addendum, dated as of July 5, 2000, is entered into between
M.S.D. & T. FUNDS, INC., a Maryland corporation (the "Company"), and MERCANTILE-SAFE DEPOSIT & TRUST COMPANY ("Mercantile").

          WHEREAS, the Company and Mercantile have entered into an Advisory Agreement dated as of July 24, 1998, pursuant to which the Company appointed Mercantile to act as investment adviser to the Company for the Prime Money Market, Government Money Market, Tax-Exempt Money Market, Growth & Income, International Equity, Limited Maturity Bond, Maryland Tax-Exempt Bond, Diversified Real Estate, Equity Income, Equity Growth, Total Return Bond, National Tax-Exempt Bond and Intermediate Tax-Exempt Bond Funds;


         WHEREAS, Section 2 of the Advisory Agreement provides that in the event the Company establishes one or more additional investment portfolios with respect to which it desires to retain Mercantile to act as the investment adviser under the Advisory Agreement, the Company shall so notify Mercantile in writing, and if Mercantile is willing to render such services, it shall notify the Company in writing, and the compensation to be paid to Mercantile shall be that which is agreed to in writing by the Company and Mercantile; and

          WHEREAS, the Company has notified Mercantile that it has established a new portfolio, namely, the Capital Opportunities Fund (the "New Fund"), and that it desires to retain Mercantile to act as the investment adviser therefor, and Mercantile has notified the Company that it is willing to serve as investment adviser for the New Fund;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Appointment. The Company hereby appoints Mercantile to act as
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investment adviser to the Company for the New Fund for the period and on the terms set forth in the Advisory Agreement. Mercantile hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement, for the compensation herein provided.

          2.   Compensation. For the services provided and expenses assumed
               ------------
pursuant to the Advisory Agreement with respect to the New Fund, the New Fund will pay Mercantile on the first business day of each month, and Mercantile will accept as full compensation therefor, a fee at the annual rate of 1.30% of the first $1 billion of the New Fund's average daily net assets, plus 1.20% of such Fund's average daily net assets in excess of $1 billion during the preceding month.
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          The fee attributable to the New Fund shall be the obligation of the
New Fund and not the obligation of any other Fund of the Company.

          3.   Capitalized Terms. From and after the date hereof, the term
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"Funds" as used in the Advisory Agreement shall be deemed to include the New
Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

          4.   Miscellaneous. Except to the extent supplemented hereby, the
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Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.



                              M.S.D. & T. FUNDS, INC.



                                   By: /s/ Leslie B. Disharoon
                                      ------------------------

                                 Name: Leslie B. Disharoon
                                      ------------------------

                                Title: President
                                      ------------------------




                              MERCANTILE-SAFE DEPOSIT & TRUST
                               COMPANY



                                   By: /s/ Kevin J. Dachille
                                      ------------------------

                                 Name:  Kevin J. Dachille
                                      ------------------------

                                Title: Senior Vice President
                                      ------------------------

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